                                                    Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272353) and Form S-8 (Nos. 333-271942, 333-232235, 333-198248, 333-189703, 333-178625, 333-160008, 333-159325, 333-159324, 333-122326, and 333-115893, 333-284813) of Assured Guaranty Ltd. of our report dated February 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2025